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                                  EXHIBIT 10.26
                                Secured Term Note
                                   (Term Loan)


Borrower:         Osicom Technologies, Inc., a Delaware corporation
                  (formerly known as Cray Communications, Inc.)
Address:          2800 28th Street, Suite 100
                  Santa Monica, California 90405

Date:             April 16, 1999


$478,000                                                 Los Angeles, California

FOR VALUE RECEIVED, the undersigned Borrower promises to pay to the order of COAST BUSINESS CREDIT(R), a division of Southern Pacific Bank ("Coast"), at 12121 Wilshire Boulevard, Suite 1400, Los Angeles, California, or at any such other address as the holder of this Secured Term Note (this "Note") shall direct, the principal sum ("Principal") of Four Hundred Seventy Eight Thousand Dollars ($478,000.00), plus interest and other charges as hereinafter provided.

      Principal hereunder shall be repaid in equal monthly installments of Thirteen Thousand Two Hundred Severty Seven Dollars and Seventy Eight Cents ($13,277.78), with the first payment commencing on May 31, 1999 and continuing on the last day of each month thereafter.

      The unpaid Principal balance together with accrued interest and other charges shall be fully due and payable on the earlier of (i) the Maturity Date as provided in Section 6.1 of the Loan and Security Agreement between Borrower and Coast dated as of September 27, 1996, as amended by the 1st Amendment to Loan and Security

Agreement of even date herewith (the "Loan Agreement"), (ii) the effective date of termination as provided in Section 6.2 of the Loan Agreement (the Loan Agreement and all documents and agreements relating thereto are collectively referred to as the "Loan Documents") or (iii) February 1, 2002. The automatic renewal provided in Section 6.1 of the Loan Agreement shall not be applicable to modify the payment terms of the Principal hereunder.


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      Interest shall accrue at a rate equal to the "Prime Rate" plus 2.5% per annum, calculated on the basis of a 360-day year for the actual number of days elapsed or such different interest rate as provided in the Loan Documents. The interest rate shall be adjusted monthly as of the first day of each month, and the interest to be charged for each month shall be based on the highest "Prime Rate" in effect during said month. Interest shall be payable monthly, on the last day of the month. "Prime Rate" means the actual "Reference Rate" or the substitute therefor of Bank of America NT & SA whether or not that rate is the lowest interest rate charged by said bank. If the Prime Rate, as defined, is unavailable, "Prime Rate" shall mean the highest of the prime rates published in the Wall Street Journal on the first business day of the month, as the base rate on corporate loans at large U.S. money center commercial banks. Interest on this Note shall be subject to adjustments as provided in Section 1.2 of the Schedule to the Loan Agreement and Section 7.2 of the Loan Agreement.

      Principal of, and interest on, this Note shall be payable in lawful money of the United States of America. If a payment hereunder becomes due and payable on a Saturday, Sunday or legal holiday, the due date thereof shall be extended to the next succeeding business day, and interest shall be payable thereon during such extension.

      In the event Borrower fails to pay when due any payment of Principal or interest on this Note, or if any default or event of default occurs under the Loan Documents or any other present or future instrument, document, or agreement between Borrower and Coast, Coast may, at its option, at any time, declare the entire unpaid Principal balance of this Note plus all accrued interest and other charges to be immediately due and payable, without notice or demand. The acceptance of any installment of Principal or interest by Coast after the time when it becomes due, as herein specified, shall not be held to establish a custom, or to waive any rights of Coast to enforce payment when due of any further installments or any other rights, nor shall any failure or delay to exercise any rights be held to waive the same.

      Borrower agrees to pay an Early Termination Fee in the amount and when provided in the Loan Agreement.

      All payments hereunder are to be applied first to costs and fees referred to herein, second to the payment of accrued interest and the remaining balance to Principal. Any Principal prepayment hereunder shall be applied against Principal payments in the inverse order of maturity. Coast shall have the continuing and exclusive right to apply or reverse and reapply any and all payments hereunder in its sole discretion.

      Borrower agrees to pay all reasonable costs and expenses (including, without limitation, attorneys' fees and costs) incurred by Coast in connection with or related to this Note, or its enforcement, whether or not suit be brought. Borrower hereby further waives presentment, demand for payment, notice of dishonor, notice of nonpayment, protest, notice of protest, and any and all other notices and demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note.


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      This Note is secured by the Collateral (as defined in the Loan Agreement)
and all other present and future security that may be provided by Borrower to Coast. Nothing herein shall be deemed to limit any of the terms or provisions of the Loan Documents, or any other present or future document, instrument or agreement, between Borrower and Coast, and all of Coast's rights and remedies hereunder and thereunder are cumulative.

      In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any other provision of this Note and the remaining provisions of this Note shall remain in full force and effect.

      No waiver or modification of any of the terms or provisions of this Note shall be valid or binding unless set forth in a writing signed by a duly authorized officer of Coast, and then only to the extent therein specifically set forth.

      COAST AND BORROWER EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (i) THIS NOTE; OR (ii) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN COAST AND BORROWER; OR (iii) ANY CONDUCT, ACTS OR OMISSIONS OF COAST OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH COAST OR BORROWER.

      Except as otherwise provided in this Note, any dispute, controversy or claim arising out of or relating to this Note shall be settled by arbitration pursuant to the arbitration provisions set forth in the Loan Agreement.

      This Note is payable in, and shall be governed by the internal laws of, the State of California.

  Borrower:

OSICOM TECHNOLOGIES, INC.,
a Delaware corporation, fka Cray Communications, Inc.


By /s/ Christopher Sue
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Title Treasurer/Security
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